Exhibit 99.1

Adial Pharmaceuticals Announces Appointment of
Bankole Johnson, M.D., as Chief Medical Officer

CHARLOTTESVILLE, Va., March 26, 2019 (GLOBE NEWSWIRE) -- Adial Pharmaceuticals, Inc. (NASDAQ:ADIL; ADILW), a clinical-stage biopharmaceutical company focused on the development of medicines for addiction, today announced that Bankole A. Johnson, M.D., DSc., M.B., ChB., M.Phil., DFAPA, FRCPsych, FACFEI has joined the Company as its Chief Medical Officer. In connection with this new position, Dr. Johnson will step down from the Board of Directors of Adial and from his position as Chairman, and will also leave his position as the Chair of the Department of Psychiatry at the University of Maryland to devote greater focus to his new duties with the Company.

Dr. Johnson is a world-leading neuroscientist and pioneer in the development of medications for the treatment of alcohol abuse and is the inventor of all patents covering AD04. As Chief Medical Officer, Dr. Johnson joins the Adial senior management team as Adial prepares to commence a Phase 3 clinical trial of AD04 for people suffering from Alcohol Use Disorder (AUD). As one of the foremost leaders in the field of addiction medicine, Dr. Johnson was the initial United States-investigator who studied injectable naltrexone (Vivitrex®, now Vivitrol®) for the treatment of AUD, and pioneered the use of topiramate for AUD and other addictions; topiramate is now widely used for AUD. Notably, he made the landmark discovery that formed the scientific basis, using a precision medicine approach, for the utility of ondansetron as a treatment for AUD, and then conducted the pivotal Phase 2b clinical trial for this indication. That study indicated that ondansetron, now the lead compound for Adial (denoted as AD04 as referenced herein), has the potential to be an effective treatment for AUD among those with a specific genetic pattern in the serotonin system.

Regarding his appointment as Adial’s Chief Medical Officer, Dr. Johnson said, “I am delighted to join the senior management team of Adial as we work toward our goal of developing the leading addiction company. Given the tremendous progress at Adial and AD04’s potential, due to the significant results it demonstrated in a rigorous Phase 2b trial conducted across four clinical sites in over 280 patients, it is the right time for me to expand my role with the company. AUD is a major global epidemic and is the leading cause of death for people aged between 15 and 49 years. I look forward to continuing my life-long quest to develop better treatments for addiction by helping Adial advance AD04 into Phase 3 trials and overseeing other expansion opportunities in the field of addiction.”

William Stilley, President and Chief Executive Officer of Adial Pharmaceuticals, commented, “We are honored that Dr. Johnson has agreed to serve as our Chief Medical Officer. As one of the preeminent addiction experts in the world, as well as developer of the intellectual property underpinning AD04, we expect he will be invaluable to the continued success of Adial, and we look forward to his ongoing contributions as our Chief Medical Officer. Dr. Johnson’s tremendous clinical trial experience is fundamental to enhancement of our capabilities as we conduct our Phase 3 trial of AD04. Given his unique capabilities and relationships, and as the inventor of AD04, Dr. Johnson will assist Adial as we explore opportunities to expand the label for AD04 to include other addictions and pursue grants and strategic opportunities, including additional assets and therapies in the field of addiction.”

In August 2013, Dr. Johnson was appointed Chair of the Department of Psychiatry at the University of Maryland School of Medicine where he led the new Brain Science Research Consortium Unit. From 2004 until August 2013, he served as Chairman of the Department of Psychiatry and Neurobehavioral Sciences at the University of Virginia and Alumni Professor.

Dr. Johnson graduated in Medicine from Glasgow University in 1982 and trained in Psychiatry at the Royal London and Maudsley and Bethlem Royal Hospitals. In addition to his medical degree, he trained in research at the Institute of Psychiatry (University of London), and conducted studies in neuropsychopharmacology for his doctoral thesis (degree from Glasgow University) on the Medical Research Council unit at Oxford University. More recently, in 2004, Dr. Johnson earned his Doctor of Science degree in Medicine from Glasgow University—the highest degree that can be granted in science by a British university. His primary area of research expertise is the neuropsychopharmacology of medications for treating addictions.

Dr. Johnson is a licensed physician and board-certified psychiatrist throughout Europe and in the United States. He is the Principal Investigator on National Institutes of Health (NIH)-funded research studies utilizing neuroimaging, neuropharmacology, and molecular genetics techniques. Dr. Johnson’s clinical expertise is in the fields of addiction, biological, and forensic psychiatry. Honors include service on numerous the NIH review and other committees including special panels.

Dr. Johnson was the 2001 recipient of the Dan Anderson Research Award for his “distinguished contribution as a researcher who has advanced the scientific knowledge of addiction recovery.” He received the Distinguished Senior Scholar of Distinction Award in 2002 from the National Medical Association. Dr. Johnson also was an inductee of the Texas Hall of Fame in 2003 for contributions to science, mathematics, and technology, and in 2006 he received the American Psychiatric Association’s (APA’s) Distinguished Psychiatrist Lecturer Award. In 2007, he was named as a Fellow in the Royal College of Psychiatrists, and in 2008 he was elected to the status of Distinguished Fellow of the APA. In 2009, he received the APA’s Solomon Carter Fuller Award, honoring an individual who has pioneered in an area that has benefited significantly the quality of life for Black people. In 2010, he was named as a Fellow in the American College of Neuropsychopharmacology. In 2013, Dr. Johnson was honored by the NIH as a recipient of the Jack Mendelson Award for work that has “transformed our understanding of how abnormalities of the brain promote addiction”. And, in 2019, he is the recipient of the R. Brinkley Smithers Distinguished Scientist Award from the American Society for Addiction Medicine, which “recognizes and honors an individual who has made highly meritorious contributions in advancing the scientific understanding of alcoholism an, its prevention and treatment.”

Dr. Johnson was Field Editor-in-Chief of Frontiers in Psychiatry, serves on the Editorial Board of The American Journal of Psychiatry, and reviews for over 30 journals in pharmacology, neuroscience, and the addictions. He has over 200 publications and 15,459 citations (h-index = 56; see http://en.wikipedia.org/wiki/H-index). Dr. Johnson also has edited three books: Drug Addiction and Its Treatment: Nexus of Neuroscience and Behavior, Handbook of Clinical Alcoholism Treatment, and Addiction Medicine: Science and Practice, one of the foremost reference textbooks in the field. The second edition of Addiction Medicine: Science and Practice is scheduled to be released in 2019.

Dr. Johnson has served as a consultant to Johnson & Johnson (Ortho-McNeil Janssen Scientific Affairs, LLC), Transcept Pharmaceuticals, Inc., D&A Pharma, Organon, Psychological Education Publishing Company (PEPCo LLC), and Eli Lilly and Company. He also has served on the Extramural Advisory Board for National Institute of Alcoholism and Alcohol Abuse (NIAAA) (2004-present), the National Advisory Council for National Institute of Drug Abuse (NIDA) (2004-2007), the Medications Development Subcommittee of NIDA’s Advisory Council on Drug Abuse (2004-2007), and the Medications Development Scientific Advisory Board for NIDA (2005-2009). In addition, he has been the recipient of research grant support from both NIAAA and NIDA.

Dr. Johnson’s short bio can be found on the Company’s website , which also contains a link to his full curriculum vitae.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted therapeutic agent for the treatment of alcohol use disorder (“AUD”). A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). The Company plans to commence a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. AD04 is also believed to have the potential to treat other addictive disorders such as opioid use disorder, gambling, and obesity.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based upon current beliefs, expectations and assumptions and include, without limitation, statements regarding commencement of the Phase 3 clinical trials of AD04 for persons suffering from Alcohol Use Disorder (AUD), the potential of ondansetron to be an effective treatment for AUD among those with a specific genetic pattern in the serotonin system, our goal of developing the leading addiction company, expansion of the label for AUD to include other addictions and the expected contribution of Dr. Johnson as our Chief Medical Officer . Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, , the timing of the commencement of a Phase 3 clinical trial, our ability to commence the Phase 3 clinical trial shortly, the ability of Dr. Johnson to aid in advancing our Phase 3 clinical trial of AD04 as well as overseeing other expansion opportunities, the ability of AD04 therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to retain our key employees and our maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the period ended December 31, 2018. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
Tel: 212-671-1021
Email: dwaldman@crescendo-ir.com

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